STOCK CANCELLATION, DEBT ASSIGNMENT

AND TRANSFER AGREEMENT

This Stock Cancellation, Debt Assignment and Transfer Agreement (the “Agreement”) is entered into as of this 18th day of September, 2024, by and among Raadr, Inc., a Nevada corporation (“RDAR”), Signature Apps, Inc., a Colorado corporation wholly owned by RDAR (“Signature”), and Brenda Whitman (“Shareholder”). (RDAR, Signature and Shareholder are referred to as the “Parties”).

RECITALS

WHEREAS, Shareholder owns 500,000,000 shares of RDAR common stock (the “RDAR Shares”) and RDAR owes Shareholder a total of $378,000.00 in principal and accrued interest on loans (the “Shareholder Loan Amount”) made to RDAR prior to the date of this Agreement, which Shareholder Loan Amount is not the subject of a promissory note or similar instrument in favor of Shareholder;

WHEREAS, RDAR is a publicly-traded company that has entered into certain acquisition agreements (the “2024 Agreements”) that require, as a condition to their closing, RDAR and Shareholder to have entered into this Agreement; and

WHEREAS, as a post-closing condition to the 2024 Agreements, RDAR is to divest of Signature by transferring all of its ownership of Signature (the “Divestiture”) to a separate publicly trading “shell” company (the “Transferee Company”), the control person of which is to be Jacob DiMartino; and

WHEREAS, the Transferee Company is to continue and build upon the current business of RDAR; and

WHEREAS, the intention of RDAR and Signature is that Shareholder will, upon the completion of the Divestiture, own three percent (3%) of the Transfer Company, to hold a convertible promissory note in the principal amount equal to the Shareholder Loan Amount and to have contractual rights to have the shares of common stock of the Transferee Company underlying the Transferee Company Note qualified in a Regulation A offering.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, RDAR, Signature and Shareholder agree as follows:

1.Recitals. The above recitals are true and correct and incorporated by reference herein.

2.Cancellation of RDAR Shares. In consideration of RDAR’s and Signature’s entering into this Agreement, Shareholder hereby agrees to the cancellation of the RDAR Shares, effective immediately upon the closing of the 2024 Agreements (the “Effective Time”).

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Shareholder agrees that Shareholder shall deliver to RDAR, on the Effective Time, an Irrevocable Stock Power in the form of Exhibit A attached hereto. RDAR and Shareholder agree that the RDAR Shares were issued digitally and are held in book entry in the name of Shareholder at the transfer agent of RDAR.

3.Issuances of Promissory Notes. In consideration of Shareholder’s entering into this Agreement, on the Effective Time, Signature shall issue and deliver to Shareholder a promissory note (the “Signature Note”) in the Shareholder Loan Amount, in the form of as Exhibit B attached hereto.

In further consideration of Shareholder’s entering into this Agreement, Signature shall cause Transferee Company take the following actions on the date on which Transferee Company takes ownership of Signature:

(a) to issue and deliver to Shareholder a convertible promissory note (the “Transferee Company Note”) in the Shareholder Loan Amount, in the form of Exhibit C attached hereto, in exchange for the Signature Note; and

(b) to issue equity securities of Transferee Company representing three percent (3%) ownership of Transferee Company.

4.Consent to Transfer of Debt. In consideration of RDAR’s and Signature’s entering into this Agreement, Shareholder agrees and consents to RDAR’s assigning the debt, including the repayment obligation associated therewith (the “Debt Assignment”), represented by the Shareholder Loan Amount to Signature. The Debt Assignment shall be deemed to have occurred at the Effective Time.

5.Miscellaneous.

5.1.Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their last known addresses. Either party may change his or its address for the purpose of this paragraph by written notice similarly given.

5.2.Entire Agreement. This Agreement represents the entire Agreement between the parties in relation to the subject matter hereof and supersedes all prior agreements between such parties relating to such subject matter.

5.3.Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by the party against whom enforcement is sought.

5.4.Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

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5.5.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

5.6.Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their heirs, personal representatives, successors and assigns.

5.7.Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

5.8.Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

5.9.Facsimile Signatures. A facsimile signature of each or any party to this Agreement shall have the same force and effect as an original signature and shall be binding.

[ SIGNATURE PAGE FOLLOWS ]

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[ Signature Page to Stock Cancellation, Debt Assignment and Transfer Agreement ]

IN WITNESS WHEREOF, the Parties have executed this agreement as of the date first written above.

RDAR:

RAADR, INC.

By: /s/ Jacob DiMartino

Jacob DiMartino

Chief Executive Officer

SIGNATURE:

SIGNATURE APPS, INC.

By: /s/ Jacob DiMartino

Jacob DiMartino

Chief Executive Officer

SHAREHOLDER:

/s/ Brenda Whitman

Brenda Whitman

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EXHIBIT A

Form of Irrevocable Stock Power

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned, Brenda Whitman, does (do) hereby sell, assign and transfer to

(SOCIAL SECURITY OR TAXPAYER IDENTIFYING NO.)

500,000,000 shares of the Common Stock of Raadr, Inc., a Nevada corporation, represented digitally on the books of said Company and standing in the name of the undersigned on the books of said Company.

The undersigned does hereby irrevocably institute and appoint Jacob DiMartino Attorney to transfer the said stock on the books of said Company, with full power of substitution in the premises.

Dated: September _____, 2024.

EXEMPLAR

_____________________________

Brenda Whitman

ACKNOWLEDGMENT

Before me, the undersigned authority, on this day personally appeared Brenda Whitman, known to me to be the person whose name is subscribed to the foregoing Irrevocable Stock Power, and acknowledged to me that she executed such Irrevocable Stock Power.

Given under my hand and seal of office this __________ day of _________, 2024.

___________________________________

Notary Public

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EXHIBIT B

Form of Signature Note

THESE SECURITIES, INCLUDING THE SECURITIES INTO WHICH THEY MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

PROMISSORY NOTE

$378,000.00September ___, 2024

FOR VALUE RECEIVED, Signature Apps, Inc., a Colorado corporation (“Maker”), the undersigned, promises, pursuant to the terms of this Promissory Note (the “Note”), to pay to Brenda Whitman (“Payee”) (Payee and any subsequent holders hereof are hereinafter referred to collectively as “Holder”), at such place, or places, as Holder may designate to Maker in writing from time to time, the amount of Three Hundred Seventy-Eight and 00/100 Dollars ($378,000.00), together with interest thereon at the rate of eight percent (8%) per annum until paid, which shall be due and payable on September __, 2025 (the “Maturity Date”).

The principal and accrued interest amounts hereunder may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

All payments due pursuant to this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as Holder shall designate in writing to Maker. If any payment on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any payment made pursuant to the foregoing shall not be deemed late for purposes of assessing interest pursuant to the preceding paragraph. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

As used herein, the terms “Maker” and “Payee” shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys’ fees and all court costs.

This Note shall be the obligation of all Makers, endorsers, guarantors and sureties, if any, as may exist now or hereafter in addition to Maker, and shall be binding upon them and their respective heirs, administrators, executors, legal representatives, successors, and assigns and shall inure to the benefit of Payee and his heirs, administrators, executors, legal representatives, successors and assigns.

Notwithstanding any provision to the contrary contained herein or in any other document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note or any other document which, under applicable laws, are or may be deemed to constitute interest, ever exceed the maximum non-usurious interest rate permitted by applicable Iowa or federal laws, whichever permit the lower rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Maker shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the applicable indebtedness. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

THIS PROMISSORY NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE APPS, INC.

EXEMPLAR

By: _____________________________

Jacob DiMartino

Chief Executive Officer

EXHIBIT C

Form of Transferee Company Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ___________________, a __________ corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of _______________, or registered assigns (the “Holder”), the sum of $_______ together with any interest as set forth herein, on _________, 2025 (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement dated the date hereof, pursuant to which this Note was originally issued (the “Purchase Agreement”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1Conversion Right. The Holder shall have the right from time to time, and at any time following the date of this Note and ending on the later of: (i) the Maturity Date, or (ii) the date of payment of the Default Amount (as defined in Article III), each in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived  by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares of any qualified Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”) of Borrower during the term of the any such Regulation A Offering. The number of shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, (1) identify the Holder as a selling shareholder in each of its Regulation A Offering Circulars; and (2) qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 25% multiplied by the Market Price (as defined herein) (representing a discount rate of 75%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and

(ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

1.4Method of Conversion.

(a)Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b)Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c)Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d)Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e)Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

1.6Effect of Certain Events.

(a)Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b)Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c)Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7Prepayment. This Note may be prepaid at any time without penalty. The Holder’s conversion rights herein shall not be affected in any way until the Note is fully paid (funds received by the Holder).

ARTICLE II. CERTAIN COVENANTS

2.1Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8[Omitted].

3.9Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement signed by the successor transfer agent to Borrower and the Borrower.

3.13Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL

BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

_____________

_____________

Attention:

E-mail:

If to the Holder:

_____________

_____________

Attention:

E-mail:

4.3Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of _______ or in the federal courts located in _______, ______. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on ______, 2024.

____________________

EXEMPLAR

By: ____________________________

Jacob DiMartino

Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of _____________, a ________ corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of _____________, 2024 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

□The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: ______________________________________________

Account Number: _______________________________________________________

□The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion: ___________________________________

Applicable Conversion Price: $___________________________

Number of shares of common stock to be issued

pursuant to conversion of the Notes: _______________________

Amount of Principal Balance due remaining

under the Note after this conversion: _______________________

[ Name of Holder ]

By: ___________________________